UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No.        )

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Columbia Funds Variable Series Trust II

(Name of Registrant As Specified In Its Charter)

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VARIABLE PORTFOLIO – LOS ANGELES CAPITAL LARGE CAP GROWTH FUND

(formerly known as Variable Portfolio – Nuveen Winslow Large Cap Growth Fund)

A SERIES OF COLUMBIA FUNDS VARIABLE SERIES TRUST II

225 Franklin Street

Boston, MA 02110

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF INFORMATION STATEMENT

July 13, 2017

As a shareholder of the Variable Portfolio – Los Angeles Capital Large Cap Growth Fund (the “Fund”), a series of Columbia Funds Variable Series Trust II (the “Trust”), you are receiving this notice regarding the internet availability of an information statement (the “Information Statement”) relating to, among other changes, the replacement of a subadviser. This notice presents only an overview of the more complete Information Statement that is available to you on the internet or, upon request, by mail. We encourage you to access and review all of the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of the Fund, you need not take any action.

Summary of Information Statement

The Information Statement details the replacement of a subadviser and related changes. At a meeting of the Trust’s Board of Trustees (the “Board”) on February 15, 2017, the Board approved, among other things, (i) a change of the name of the Fund from Variable Portfolio – Nuveen Winslow Large Cap Growth Fund to Variable Portfolio – Los Angeles Capital Large Cap Growth Fund; (ii) the termination of the subadvisory agreement between Columbia Management Investment Advisers, LLC (the “Investment Manager”) and Winslow Capital Management, LLC; (iii) a subadvisory agreement between the Investment Manager and Los Angeles Capital Management and Equity Research, Inc. (“Los Angeles Capital”); and (iv) modifications to the Fund’s principal investment strategies and principal risks to reflect Los Angeles Capital’s investment process.

The Investment Manager has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission that permits the Investment Manager, subject to certain conditions, to enter into a new subadvisory agreement with an unaffiliated subadviser (or subadvisers) or to change the terms of an existing subadvisory agreement, provided that the new agreement or the changes to an existing agreement are approved by the Fund’s Board. Although approval by the Fund’s shareholders of the subadviser change is not required, the Manager of Managers Order requires that an Information Statement be made available to the Fund’s shareholders.

By sending you this notice, the Fund is notifying you that it is making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may view and print the full Information Statement on the Fund’s website at https://www.investor.columbiathreadneedleus.com/forms-literature/mutual-fund-literature/fund-information-statements. The Information Statement will be available on the website until at least October 11, 2017. To view and print the Information Statement, click on the link of the appropriate information statement in order to open the document. You may request a paper copy or PDF via email of the Information Statement be sent to you, free of charge, by contacting the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or by calling (toll-free) 800-345-6611 by July 13, 2018. If you do not request a paper copy or PDF via email by this date, you will not otherwise receive a paper or email copy. The Fund’s most recent annual and semiannual reports are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or calling 800-345-6611.

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The Fund will mail only one copy of this notice to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from at least one of the shareholders. If you need additional copies of this notice and you are a holder of record of your shares, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or by telephone at 1-800-345-6611. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this notice. If in the future you do not want the mailing of notices to be combined with those of other members of your household, or if you have received multiple copies of this notice and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081, or by telephone at 1-800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a copy.

S-6546-87 A (7/17)

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VARIABLE PORTFOLIO – LOS ANGELES CAPITAL LARGE CAP GROWTH FUND

(formerly known as Variable Portfolio – Nuveen Winslow Large Cap Growth Fund)

A SERIES OF COLUMBIA FUNDS VARIABLE SERIES TRUST II

225 Franklin Street

Boston, MA 02110

INFORMATION STATEMENT

NOTICE REGARDING SUBADVISER

An Important Notice Regarding the Internet Availability of this Information Statement is being mailed on or about July 13, 2017. This Information Statement is being made available to shareholders of Variable Portfolio – Los Angeles Capital Large Cap Growth Fund (the “Fund”), a series of Columbia Funds Variable Series Trust II (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Manager of Managers Order”) that Columbia Management Investment Advisers, LLC (the “Investment Manager”) received from the U.S. Securities and Exchange Commission (the “SEC”). The Manager of Managers Order permits the Investment Manager, subject to certain conditions, such as approval by the Fund’s Board of Trustees (the “Board”), and without approval by shareholders, to retain an unaffiliated subadviser (or subadvisers) which the Investment Manager believes is (are) best suited to achieve the Fund’s investment objective and implement the Fund’s investment strategies.

This Information Statement Is For Informational Purposes Only And No Action Is Requested On Your Part. We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

THE FUND AND ITS MANAGEMENT AGREEMENT

The Investment Manager, located at 225 Franklin Street, Boston, MA 02110, serves as investment manager to the Fund pursuant to a management agreement (the “Management Agreement”), amended and restated as of April 25, 2016 and most recently renewed on June 19-21, 2017.

Under the Management Agreement, the Investment Manager monitors the performance of the subadviser on an ongoing basis. Factors it considers with respect to the selection and retention of a subadviser are, among others: the qualifications of the subadviser’s investment personnel, its investment philosophy and process, its compliance program, and its long-term performance results. As compensation for its services, the Investment Manager receives a management fee from the Fund and, from this management fee, the Investment Manager pays the subadviser a subadvisory fee.

Subadvisers serve pursuant to separate subadvisory agreements with the Investment Manager under which the subadviser manages all or a portion of a fund’s investment portfolio, as allocated to the subadviser by the Investment Manager, and provides related compliance and record-keeping services. In accordance with procedures adopted by the Board, affiliated broker-dealers of the subadviser may execute portfolio transactions for a subadvised fund and receive brokerage commissions in connection with those transactions as permitted by Rule 17e-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), or separate SEC exemptive relief. A subadviser is allowed to use soft dollar arrangements in which it directs brokerage commissions to brokers to pay for research services, provided that the subadviser’s procedures are consistent with a fund’s and the Investment Manager’s policies.

LOS ANGELES CAPITAL MANAGEMENT AND EQUITY RESEARCH, INC. AND THE NEW SUBADVISORY AGREEMENT

Prior to May 1, 2017, the Fund had been subadvised by Winslow Capital Management, LLC (the “Former Subadviser”) since November 2010. At a meeting of the Board on February 15, 2017 (the “February Meeting”), the Board, including a majority of the Board members who are not interested persons of the Fund within the meaning of the 1940 Act (the “Independent Trustees”), approved the recommendations of the Investment Manager to (i) change the name of the Fund from Variable Portfolio – Nuveen Winslow Large Cap Growth Fund to Variable Portfolio – Los Angeles Capital Large Cap Growth Fund; (ii) terminate the subadvisory agreement between Investment Manager and the Former Subadviser; (iii) approve a subadvisory agreement (the “Subadvisory Agreement”) between the Investment Manager and Los Angeles Capital Management and Equity Research, Inc. (“Los Angeles Capital”); and (iv) modify the Fund’s principal investment strategies and principal risks to reflect Los Angeles Capital’s investment process. The Subadvisory Agreement went into effect on May 1, 2017.

Management Fees Paid to the Investment Manager and Subadvisory Fees Paid to Los Angeles Capital

Under the Management Agreement, the Fund pays the Investment Manager a management fee as follows:

Variable Portfolio – Los Angeles Capital Large Cap Growth Fund

Net Assets (billions)	Annual rate at each asset level
First $0.5	0.710%
Next $0.5	0.705%
Next $1.0	0.650%
Next $1.0	0.550%
Next $9.0	0.540%
Over $12.0	0.530%

The table above represents the fee rate payable by the Fund to the Investment Manager, which will not change as a result of the changes discussed above. The Investment Manager, in turn, pays Los Angeles Capital a fee out of its own assets, calculated at the following rates:

•	0.30% on the first $100 million, gradually reducing to 0.13% as assets increase.

For purposes of this fee calculation, the assets subadvised by Los Angeles Capital in the following Columbia Funds will be aggregated: Multi-Manager Growth Strategies Fund, a series of Columbia Funds Series Trust I, and the Fund.

The Investment Manager paid the Former Subadviser a fee out of its own assets under an agreement with the Former Subadviser at the rate of:

•	0.40% on the first $100 million, gradually reducing to 0.25% as assets increase

Fees paid by the Fund to the Investment Manager for the period from January 1, 2017 to May 1, 2017*	Fees paid by the Investment Manager to the Former Subadviser for the period from January 1, 2017 to May 1, 2017**	Estimated fees that would
have been paid by the
Investment Manager to
Los Angeles Capital had
the Subadvisory
Agreement with Los
Angeles Capital been in
effect for the period from
January 1, 2017 to May 1,
2017 and based on the
assets in the Fund during
this time period**	Estimated difference
between the fees paid
to the Former
Subadviser and the
fees that would have
been paid to Los
Angeles Capital for
the period from
January 1, 2017 to
May 1, 2017, based
on the assets in the
Fund during this time
period**
Variable Portfolio – Los Angeles Capital Large Cap Growth Fund (fiscal year ended 12/31/16)	$2,384,139.81	$983,708.50	$620,614.73	($363,093.76)

*	The Investment Manager uses these fees to pay the subadviser.

**	The amount is based upon average monthly net assets for each month and takes into account that Los Angeles Capital was hired as a subadviser to the Multi-Manager Growth Strategies Fund on February 7, 2017. The assets of the Multi-Manager Growth Strategies Fund subadvised by Los Angeles Capital are aggregated with the assets of the Fund for purposes of determining the subadvisory fee rate.

INFORMATION ABOUT LOS ANGELES CAPITAL

Los Angeles Capital was founded in 2002 and is a discretionary institutional global asset manager registered with the SEC. Los Angeles Capital offers risk controlled active equity management services to a broad range of institutional investors and has over 15 years of subadvisory experience. Los Angeles Capital is organized as a California corporation that is 100% employee-owned. As of April 30, 2017, Los Angeles Capital had approximately $25.7 billion in assets under management. Los Angeles Capital’s principal offices are located at 11150 Santa Monica Boulevard, Suite 200, Los Angeles, California 90025.

The following table provides information on the principal executive officers and directors of Los Angeles Capital:

Name	Title/Responsibilities	Address
Thomas D. Stevens	Chairman and CEO	11150 Santa Monica Boulevard, Suite 200, Los Angeles, CA 90025

Hal W. Reynolds	Chief Investment Officer and Board Member	11150 Santa Monica Boulevard, Suite 200, Los Angeles, CA 90025

Stuart K. Matsuda	Chief Trading Officer and Board Member	11150 Santa Monica Boulevard, Suite 200, Los Angeles, CA 90025

Jennifer E. Reynolds	Chief Compliance Officer and Chief Financial Officer	11150 Santa Monica Boulevard, Suite 200, Los Angeles, CA 90025

Daniel E. Allen	President and Board Member	11150 Santa Monica Boulevard, Suite 200, Los Angeles, CA 90025

Linda D. Barker	Chief Legal Officer, General Counsel and Corporate Secretary	11150 Santa Monica Boulevard, Suite 200, Los Angeles, CA 90025

Carin L. Madden	Chief Portfolio Operations Officer	11150 Santa Monica Boulevard, Suite 200, Los Angeles, CA 90025

Steve Oetomo	Chief Technology Officer	11150 Santa Monica Boulevard, Suite 200, Los Angeles, CA 90025

Other Funds with Similar Investment Objectives Managed by Los Angeles Capital

Fund Name	Assets as of April 30, 2017	Advisory/Subadvisory Fee
Multi-Manager Growth Strategies Fund	$591,963,339	0.30% on the first $100 million, gradually reducing to 0.13% as assets increase*
Wilshire Large Company Growth Portfolio	$67,608,266	0.32% on the first $25 million, gradually reducing to 0.16% as assets increase

*	Assets of the Fund are aggregated with Multi-Manager Growth Strategies Fund for purposes of this fee calculation.

BOARD CONSIDERATION AND APPROVAL OF THE SUBADVISORY AGREEMENT

At the February Meeting, the Board, including all of the Independent Trustees, unanimously approved the proposals to (i) change the name of the Fund from Variable Portfolio – Nuveen Winslow Large Cap Growth Fund to Variable Portfolio – Los Angeles Capital Large Cap Growth Fund; (ii) terminate the subadvisory agreement between the Investment Manager and the Former Subadviser; (iii) approve a subadvisory agreement (the “Subadvisory Agreement”) between the Investment Manager and Los Angeles Capital Management and Equity Research, Inc. (“Los Angeles Capital”); (iv) modify the Fund’s principal investment strategies and principal risks to reflect Los Angeles Capital’s investment process; and (v) approve the proposed code of ethics and compliance program for Los Angeles Capital. Independent legal counsel to the Independent Trustees reminded the Board of the legal standards for consideration by directors/trustees of advisory and subadvisory agreements. The Board also recalled its consideration and approval of advisory and subadvisory agreements for annual renewal purposes at the meeting held on June 15, 2016 (“June 2016 Meeting”) and, in that connection, independent legal counsel’s discussion of the Board’s responsibilities pursuant to Sections 15(c) and 36(b) of the 1940 Act, and the SEC-enumerated factors that should be considered in determining whether to approve a new subadvisory agreement, in this case, with Los Angeles Capital. The Board held discussions with the Investment Manager and Los Angeles Capital and reviewed and considered various written materials and oral presentations in connection with the evaluation of Los Angeles Capital’s proposed services, including the reports from the Contracts Committee, with respect to the fees and terms of the proposed subadvisory agreements, the Investment Review Committee, with respect to the investment strategy/style, performance and the Compliance Committee, with respect to the code of ethics and compliance program of Los Angeles Capital. Following an analysis and discussion of the factors identified below, the Board, including all of the Independent Trustees, approved the Subadvisory Agreement with Los Angeles Capital.

Nature, Extent and Quality of Services to be provided by Los Angeles Capital

The Board considered its analysis of the reports and presentations received by it, detailing the services proposed to be performed by Los Angeles Capital as the subadviser for the Fund, as well as the history, reputation, expertise, resources and capabilities, and the qualifications of the personnel of Los Angeles Capital.

The Board observed that Los Angeles Capital’s compliance program had been reviewed by the Fund’s Chief Compliance Officer and was determined to be reasonably designed to prevent violations of the federal securities laws by the Fund. The Board also observed that information had been presented regarding the capabilities and financial condition of Los Angeles Capital and its ability to carry out its responsibilities under the proposed Subadvisory Agreement. The Board noted, in particular, that Los Angeles Capital’s investment process was reviewed by the Investment Review Committee. The Board also recalled the information provided by the Investment Manager regarding Los Angeles Capital’s personnel, risk controls, philosophy, and investment processes. The Board also noted the presentation by Los Angeles Capital to the Investment Review Committee.

The Board also discussed the acceptability of the terms of the proposed Subadvisory Agreement. Independent legal counsel noted that the proposed Subadvisory Agreement was generally similar in scope to subadvisory agreements applicable to other subadvised funds.

The Board recalled information about Los Angeles Capital’s experience managing and/or subadvising registered mutual funds. In this regard, the Board also considered the proposed termination of the Former Subadviser as subadviser to the Fund and the Investment Manager’s rationale for such termination and the retention of Los Angeles Capital to replace the terminated subadviser. In particular, the Board recalled the reports regarding the search process undertaken by the Investment Manager to identify a prospective successor subadviser meeting the Investment Manager’s criteria and aligning with the goals of the insurance company client (as articulated by the Investment Manager).

Investment Performance of Los Angeles Capital

The Board noted that a review of investment performance is a key factor in evaluating the nature, extent and quality of services provided under investment advisory and subadvisory agreements. The Board considered Los Angeles Capital’s investment performance, noting that it delivered relatively strong performance results (versus the Former Subadviser, the Fund’s benchmark and peers) over the one-, three- and five-year periods for the strategy proposed to be utilized to subadvise the Fund.

Based on the foregoing, and based on other information received (both oral and written) and other considerations, the Board concluded that Los Angeles Capital was in a position to provide a high quality and level of service to the Fund.

Comparative Fees, Costs of Services Provided and Profitability

The Board reviewed the proposed level of subadvisory fees under the proposed Subadvisory Agreement, noting that the proposed subadvisory fees payable to Los Angeles Capital would be paid by the Investment Manager and would not impact the fees paid by the Fund. The Board also reviewed data regarding fees charged by Los Angeles Capital to other clients with similar funds and found the proposed subadviser’s fees to be within a reasonable range of the fees charged to such other clients. The Board further noted that the proposed subadvisory fee to be paid to Los Angeles Capital is based on the combined assets of the Multi-Manager Growth Strategies Fund and the Fund. As part of its review, the Board also considered the management fees charged by other funds using Los Angeles Capital for comparable strategies to those proposed to be employed for the Fund. The Board observed that the Fund’s management fees approximate the management fees of the other funds. The Board also considered the expected change in total profitability of the Investment Manager and its affiliates in connection with the hiring of Los Angeles Capital and concluded that overall the Investment Manager’s profitability levels remained within the reasonable ranges of profitability levels reported at the June 2016 Meeting.

Economies of Scale

The Board also considered the economies of scale that may be realized by the Investment Manager and its affiliates as the Fund grows and took note of the extent to which shareholders might also benefit from such growth. The Board observed that fees to be paid under the proposed subadvisory agreement would not impact fees paid by the Fund (as subadvisory fees are paid by the Investment Manager and not the Fund). The Board observed that the Fund’s investment management service agreement with the Investment Manager continues to provide for sharing of economies of scale as investment management fees decline as assets increase at pre-established breakpoints. The Board further considered that the proposed subadvisory agreement with Los Angeles Capital provides for lower fees as assets increase at pre-established breakpoints. The Board observed that, with respect to the Fund, the Investment Manager would be paying less to Los Angeles Capital than it had paid to the Former Subadviser and considered whether there were increased opportunities for economies of scale to be shared with shareholders as a result. The Board took into account, in this regard, the significant oversight services provided by the Investment Manager to the Fund, which services are not proposed to change as a result of the replacement of the Former Subadviser. The Board concluded that the Fund’s investment management service agreement continues to provide adequately for sharing of economies of scale.

Based on all of the foregoing, including all of the information received and presented, the Board, including all of the Independent Trustees, concluded that the proposed subadvisory fees to be paid under the Subadvisory Agreement were fair and reasonable in light of the extent and quality of services to be provided.

On February 15, 2017, the Board, including all of the Independent Trustees, approved the Subadvisory Agreement. In reaching this conclusion, no single factor was determinative.

ADDITIONAL INFORMATION ABOUT THE FUND

In addition to acting as the Fund’s investment manager, the Investment Manager and certain of its affiliates also receive compensation for providing other services to the Fund.

Administrator

The Investment Manager serves as the administrator of the Fund.

Principal Underwriter

Columbia Management Investment Distributors, Inc., located at 225 Franklin Street, Boston, MA 02110, serves as the principal underwriter and distributor of the Fund.

Transfer Agent

Columbia Management Investment Services Corp., located at 225 Franklin Street, Boston, MA 02110, serves as the transfer agent of the Fund.

FINANCIAL INFORMATION

The Fund’s most recent annual report and semiannual report are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or calling 800.345.6611.

RECORD OF BENEFICIAL OWNERSHIP

As of April 30, 2017, the Investment Manager through its affiliated fund-of-funds, and its affiliates RiverSource Life Insurance Company (located at 829 Ameriprise Financial Center, Minneapolis, MN 55474) and RiverSource Life Insurance Co of New York (located at 20 Madison Avenue Extension, Albany, NY 12203) owned 90.60% of the outstanding shares of the Fund.

As of April 30, 2017, no Board members or officers of the Fund owned shares of the Fund.

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in a reasonable time prior to the solicitation of proxies for any such meetings.

HOUSEHOLDING

If you request a mailed copy of this information statement, the Fund will mail only one copy of this information statement to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from one or more of the shareholders. If you need additional copies of this information statement and you are a holder of record of your shares, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or by telephone at 1-800-345-6611. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this information statement. If in the future you do not want the mailing of information statements to be combined with those of other members of your household, or if you have received multiple copies of this information statement and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia

Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081, or by telephone at 1-800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the document was delivered.

S-6546-88 A (7/17)